Exhibit 10.31

SBA Loan #	4861957008
SBA Loan Name	Comstock Holding Companies, Inc.
Lender Loan #	6010033691
Date	April 16, 2020
Loan Amount	1,953,800.00
Interest Rate	1.00% Fixed Rate
Borrower	Comstock Holding Companies, Inc.
Lender	MainStreet Bank

1.

PROMISE TO PAY: This Loan is being made by Lender to Borrower pursuant to the terms of the Paycheck Protection Program authorized by the Coronavirus Aid, Relief, and Economic Security (CARES) Act (“Program”). In return for the Loan, Borrower promises to pay to the order of Lender the amount of $1,953,800.00 , interest on the unpaid principal balance, and all other amounts required by this Note.

2.	DEFINITIONS:

“Loan” means the loan evidenced by this Note.

“Loan Documents” means the documents related to this Loan signed by Borrower. “SBA” means the Small Business Administration, an Agency of the United States of America.

3.	Payment Terms: Borrower must make all payments at the place Lender designates.

The interest rate is fixed at 1.00% per annum. The note is interest-only for the initial six (6) month period. Interest will accrue during this period. No payments of principal or interest will be required to be made by the Borrower until the end of the six (6) month period.

Some, or all, of the principal and accrued interest may be forgiven by the SBA under the Paycheck Protection Program. The expected amount to be forgiven is equal to the amount the Borrower will expend on payroll costs, covered mortgage interest, covered rent, and covered utility payments due the eight-week period commencing immediately after the loan proceeds are disbursed. At least 75% of the expected forgiveness amount shall be for payroll costs, with the remaining 25% allocated to other covered expenses.

After such six-month deferral period and after taking into account any loan forgiveness applicable to the Loan pursuant to the Program, the balance of any remaining principal and accrued and unpaid interest will be due and payable-in-full at the end of the second year. After the initial six (6) month period, the remaining balance of principal and accrued and unpaid interest will fully amortize over the remaining eighteen (18) month period in an amount determined by Lender sufficient to repay the entire balance of principal and accrued and unpaid interest at the interest rate of 1.00% per annum.

Lender will apply each installment payment first to pay interest accrued to the day Lender receives the payment, then to bring principal current, then to pay any late fee, and will apply any remaining balance to reduce principal.

This Note will mature in two (2) years from the date of the Note, at which time a remaining unpaid principal and accrued interest and any other amounts will be due and payable.

The Borrower may prepay the Note in whole or in part at any time without penalty.

If a payment on this Note is more than 10 days late, Lender may charge Borrower a late fee of up to 5.00% of the unpaid portion of the regularly scheduled payment.

4.	DEFAULT: Borrower is in default under this Note if Borrower does not make a payment when due under this Note, or if Borrower:
A.	Fails to do anything required by this Note and other Loan Documents;
B.	Defaults on any other loan with Lender;
C.	Does not disclose, or anyone acting on its behalf does not disclose, any material fact to Lender or SBA;
D.	Makes, or anyone acting on its behalf makes, a materially false or misleading representation to Lender or SBA;
E.	Defaults on any loan or agreement with another creditor, if Lender believes the default may materially affect Borrower’s ability to pay this Note;
F.	Fails to pay any taxes when due;
G.	Becomes the subject of a proceeding under any bankruptcy or insolvency law;
H.	Has a receiver or liquidator appointed for any part of its business or property;
I.	Makes an assignment for the benefit of creditors;
J.	Has any adverse change in financial condition or business operation that Lender believes may materially affect Borrower’s ability to pay this Note;
K.	Reorganizes, merges, consolidates, or otherwise changes ownership or business structure without Lender’s prior written consent;
L.	Becomes the subject of a civil or criminal action that Lender believes may materially affect Borrower’s ability to pay this Note; or
M.	For any reason it is determined that the Borrower is not eligible to obtain this Loan under the Program or otherwise violates any term or requirement of the Program.

5.	LENDER’S RIGHTS IF THERE IS A DEFAULT: Without notice or demand and without giving up any of its rights, upon an event of default by Borrower, Lender may:
A.	Declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount;
B.	Collect all amounts owing from any Borrower; or
C.	File suit and obtain judgment.

Upon an event of default under Section 4(G), (H) or (I) the entire unpaid principal balance under this Note and all accrued unpaid interest shall become immediately due, without notice, declaration or other action by Lender, and then Borrower will pay that amount.

6.	LENDER’S GENERAL POWERS: Without notice and without Borrower’s consent, Lender may:
A.

Incur expenses to collect amounts due under this Note and enforce the terms of this Note or any other Loan Document. Among other things, the expenses may include payments for reasonable attorney’s fees and costs. If Lender incurs such expenses, it may demand immediate repayment from Borrower or add the expenses to the principal balance;

B.	Release anyone obligated to pay this Note; and
C.	Take any action necessary to collect amounts owing on this Note.
7.

WHEN FEDERAL LAW APPLIES: When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

8.	SUCCESSORS AND ASSIGNS: Under this Note, Borrower includes its successors, and Lender includes its successors and assigns.
9.	GENERAL PROVISIONS:
A.	All individuals and entities signing this Note are jointly and severally liable.
B.	Borrower waives all suretyship defenses.
C.	Borrower must sign all documents necessary at any time to comply with the Loan Documents.
D.	Lender may exercise any of its rights separately or together, as many times and in any order it chooses. Lender may delay or forgo enforcing any of its rights without giving up any of them.
E.	Borrower may not use an oral statement of Lender or SBA to contradict or alter the written terms of this Note.
F.	If any part of this Note is unenforceable, all other parts remain in effect.

G.

To the extent allowed by law, Borrower waives all demands and notices in connection with this Note, including presentment, demand, protest, and notice of dishonor. Borrower also waives any defenses based upon any claim that Lender did not obtain any guarantee; or did not obtain, perfect, or maintain a lien upon Collateral.

H.

Borrower agrees to modify this Note if requested by Lender in order to comply with the Program requirements and as necessary to ensure this Note is guaranteed by the SBA under the Program. Further, Borrower agrees that if the SBA or the U.S. Department of Treasury issues a form note or other related loan documentation or otherwise specifies documentation requirements with respect to loans made pursuant to the Program it will immediately execute such note and related loan documentation in such form as required to comply with all Program requirements as requested by Lender. If Borrower refuses to sign any such documentation, it hereby appoints Lender as its attorney-in-fact to sign such documentation on its behalf and such documentation will be enforceable as if signed directly by Borrower.

I.	Except as set forth in Section 7, this Note will be governed by the laws of the Commonwealth of Virginia.
10.

Agreement to Conduct Electronic Transactions: The parties expressly agree that the transactions and interactions they have with one another in relation to this document may be conducted by electronic means. Without limiting the generality of the foregoing, the parties expressly agree that this document, and any other instruments, agreements, documents, and communications related to this document or related to the matters addressed in this document (each, inclusive of this document, a "Covered Document"), may be created, generated, sent, communicated, executed, signed, delivered, transmitted, received, retained, stored, authenticated, or otherwise processed, handled, or used by electronic means or in electronic form. In the event that any party hereto signs a Covered Document (including, without limitation, this document) electronically, such party: (a) expressly states that such party has signed such Covered Document in electronic form using an electronic signature, and that such party intends for such party's electronic signature to be such party's signature to such Covered Document, and that by making such electronic signature, such party intends to sign such Covered Document; (b) agrees to the terms of such Covered Document in all respects, just as if such party had signed a paper or other written or tangible version of such Covered Document using a pen or other tangible writing instrument; and (c) agrees that any such Covered Document will be valid for all legal purposes under all applicable law, including, without limitation and as applicable, under the Uniform Electronic Transactions Act as enacted in the state whose governing law governs such Covered Document, and under the Electronic Signatures in Global and National Commerce Act.

11.	Borrower's Name(s) and Signature(s) The undersigned, being the authorized signer of the Borrower, do hereby certify to Lender the accuracy of the following:
1.	The undersigned is the duly authorized signer of the Borrower;
2.	The Borrower is duly organized and in good standing;
3.	The undersigned is duly authorized, on behalf of the Borrower, to obtain the Loan from Lender.
4.

The undersigned affirms and attests to the accuracy of all of the data provided for the purpose of approving this borrowing, including but not limited to the Borrower Application Form for the Paycheck Protection Program.

Prior to signing this Note, Borrower read and understood all the provisions of this Note. Borrower agrees to the terms of the Note.

Borrower acknowledges receipt of a completed copy of the Note.

This Note is given under seal and it is intended that this agreement is and shall constitute and have the effect of a sealed instrument according to law

If payment of the indebtedness evidenced by this Note, or any part thereof, shall not be made when due and at maturity, by acceleration or otherwise, the undersigned hereby authorize(s) and empower(s) any attorney of any Court of Record within the United States to appear for the undersigned in any Court, or before any Clerk thereof, and confess judgment against the undersigned either jointly or severally in favor of the holder of this Note for the amount then due thereon, with the interest thereon aforementioned and the cost of suit and attorney’s fees of fifteen percent (15%), hereby waiving and releasing all errors and all rights of exemption, appeal, stay of execution, inquisition and extension upon any levy or real estate or personal property to which the undersigned may otherwise be entitled under the laws of any State or possession of the United States now in force or which may hereafter be passed. If this Note is referred to any attorney for collection, and payment is obtained without the entry of a judgment, then the undersigned shall pay to holder attorney’s fees in the amount aforesaid. If there are more than one undersigned, their liability shall be joint and several, any use of the singular herein may also refer to the plural and vice versa, and the use of any gender shall be applicable to all genders. The Borrower shall pay to the Lender all costs and expenses (including reasonable attorneys’ fees) of the Lender in connection with the Note and the other loan documents and the collection of all sums evidenced by it. The Borrower understands and agrees that upon an event of default, the Lender may incur costs of collection, including attorney’s fees, after the date of any judgment that the Lender may obtain against the Borrower. The Borrower agrees to pay all of such costs and fees. The Borrower further agrees that the Borrower’s obligation to pay such costs and fees, and the Lender’s claim for such costs and fees, which are incurred by the Lender after the date of any judgment obtained by the Bank, shall survive the entry of, and shall not be merged into, any such judgment. Any clause in this document requiring arbitration is not enforceable when SBA is the holder of the Note

12.	BORROWER’S NAME(S) AND SIGNATURE(S):

By signing below, each individual or entity becomes obligated under this Note as Borrower.

Comstock Holding Companies, Inc.

By:	Christopher Clemente
Its:	CEO